UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2005

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 293-2300

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

Marc A. Bruner, who is a significant shareholder of and consultant to Galaxy Energy Corporation, and the father of Marc E. Bruner, the Chairman of the Board, President and CEO of Galaxy, is the Chairman of the Board, President, Chief Executive Officer, and principal shareholder of Falcon Oil & Gas Ltd. The terms of the farmout agreement were essentially the same as those that had been negotiated with a U.K. company, which is unaffiliated with and unrelated to either Galaxy, Falcon or any of the officers or principal shareholders thereof. After the U.K. company declined to proceed with the farmout, Falcon offered to accept the farmout on essentially the same terms. The disinterested members of Galaxy’s board of directors unanimously approved the farmout agreement with Falcon Oil & Gas Ltd.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
99.1	Press release dated June 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION

June 15, 2005	By:	/s/ Marc E. Bruner

Marc E. Bruner, President